Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Hamid Shokrgozar	Michael Brod
	White Electronic Designs Corp.	White Electronic Designs Corp.
	602-437-1520	917-576-1043
	hamid@whiteedc.com	mbrod@whiteedc.com

White Electronic Designs Announces Strong First Quarter Fiscal 2003 Results

•	Net Income up 110% Resulting an EPS of $0.11 per share

•	Net Sales up 10% Year-over-Year to $23.6 Million

•	Backlog Grows to over $45 Million

•	Cash at the End of the Quarter Grew to a Record $17.3 Million

Phoenix, AZ. January 29, 2003 – White Electronic Designs Corporation (NASDAQ: WEDC) today reported net sales for the first quarter of fiscal 2003 ended December 28, 2002, of $23,604,000, an increase of 10% over sales of $21,365,000 in the first quarter of the prior year. The Company reported net sales of $23,734,000 in the fourth quarter fiscal 2002.

Net income for the first quarter of fiscal 2003 totaled $2,230,000 or $0.11 basic earnings per share, up approximately 110% as compared to $1,063,000 or $0.05 basic earnings per share in the first quarter of fiscal 2002, and $4,949,000 or $0.25 basic earnings per share in the fourth quarter of fiscal 2002. Net income in the first and fourth quarters of fiscal 2002 included goodwill amortization of $372,000 or $0.02 per share, and $378,000 or $0.02 per share, respectively, while the fourth quarter also included a significant income tax benefit totaling $3,082,000 or $0.15 per share.

Beginning with the first quarter of fiscal 2003, the Company adopted Statement of Financial Accounting Standards No. 142 (SFAS 142), which prohibits the amortization of goodwill but requires that goodwill and other indefinite lived intangible assets be assessed for impairments on at least an annual basis. As a result, the Company ceased amortization of goodwill in the first quarter of fiscal 2003. In the future, a periodic impairment review may result in charges to earnings for a write-down of the value of the Company’s goodwill. The Company completed an impairment analysis of its goodwill as of the beginning of the year, and an impairment write-down was not required.

“We are extremely pleased with the strong performance of the Company in the first quarter of fiscal 2003. The results were primarily driven by a strong gross margin of 35.7%, which was up 2.6% as a percentage of sales sequentially from the previous quarter ended September 28, 2002,” said Hamid Shokrgozar, President and CEO of White Electronic Designs. “We are equally pleased with the continued strong performance of our hi-reliability microelectronics military business, which achieved a record book-to-bill ratio of over 1.4 to 1. We received total new orders of approximately $26 million resulting in a positive book-to-bill ratio of 1.12 to 1 for the entire Company.”

“Our backlog grew to over $45 million; approximately 58% of which is for hi-reliability military microelectronics business. Our balance sheet continued to strengthen during the first quarter, as our existing cash balances grew to a record $17.3 million. During January, we were able to use this cash balance to make a $9 million payment toward the purchase of Interface Data Systems (IDS). For another quarter, White Electronic

Designs has continued its pattern of profitability despite the difficult market conditions. With our focus on diversification, the recent acquisition of IDS and the anticipation of our ability to integrate IDS’s technologies and capabilities with our display and electronic products to manufacture a complete system, and our strong balance sheet, we remain optimistic about the future.” Shokrgozar concluded.

White Electronic Designs Corporation designs, develops and manufactures innovative solutions for three high technology sectors in military, industrial and commercial markets; advanced semiconductor packaging, high-density memory products and state-of-the-art microelectronic multi-chip modules for data communications and telecommunications providers, defense and aerospace system suppliers; ruggedized high-legibility flat panel display for commercial/military aircraft and ordnance delivery systems; interface storage and retrieval devices, and electromechanical assemblies for OEM’s in commercial and military markets. White is headquartered in Phoenix, Arizona, and has design and manufacturing centers in Arizona, Massachusetts, Indiana, Ohio and Oregon. To learn more about White Electronic Designs Corporation’s business, as well as employment opportunities, visit our website, www.whiteedc.com. To learn more about White Electronic Designs’ subsidiary, Panelview Incorporated, visit its website at www.Panelview.com.

Cautionary Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. The words, “believe,” “expect,” “anticipate,” “estimate” and other similar statements of expectation identify forward-looking statements and include statements relating to our optimism regarding the future of our business, the Company’s anticipation of our ability to integrate IDS’s technologies and capabilities to allow us to complete a finished system for customers, and the possibility of future charges to earnings relating to the Company’s goodwill. These forward-looking statements are based upon management’s current expectations and beliefs and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: difficulties associated with successfully integrating White’s and IDS’s businesses and technologies, reductions in demand for the Company’s products, the loss of a significant customer, the inability to procure required components, any further downturn in the high technology data and telecommunications industries, reductions in military spending or changes in the acquisition requirements for military products, the inability to develop, introduce and sell new products or the inability to develop and implement new manufacturing technologies, the ability to locate appropriate acquisition candidates, negotiate an appropriate purchase price, and integrate into the Company the people, operations, and products from acquired businesses, and changes or restrictions in the practices, rules and regulations relating to sales in international markets.

Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements are included in White Electronic Designs’ Annual Report on Form 10-K, under the heading “Risk Factors.” Stockholders of White (WEDC) are cautioned not to place undue reliance on our forward-looking statements. White does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this press release, or to reflect the occurrence of unanticipated events.

WHITE ELECTRONIC DESIGNS CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(in thousands of dollars, except share and per share)

	Three months ended

	December 28,	December 29,
	2002	2001

Revenues	$23,604	$21,365
Cost of revenues	15,171	14,557

Gross profit	$8,433	$6,808

Operating expenses:
Research and development	1,193	1,119
Selling, general and administrative	3,993	3,433
Amortization of intangible assets	21	393
Interest expense/(income) net	(65)	(7)

Total expenses	$5,142	$4,938

Income before income taxes	3,291	1,870
Provision for income taxes	1,061	807

Net income	$2,230	$1,063

Basic net income per share	$0.11	$0.05
Basic weighted average common shares and equivalents	20,108,720	19,609,360

Diluted net income per share	$0.11	$0.05
Diluted weighted average-common shares and equivalents	21,197,623	20,503,258

WHITE ELECTRONIC DESIGNS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

(In thousands of dollars)

	December 28,	September 28,
	2002	2002
	(Unaudited)

ASSETS
Current Assets Cash	$17,294	$12,097
Accounts receivable, less allowance for doubtful accounts of $587 and $626	13,424	14,916
Inventories, net	13,168	16,109
Prepaid expenses	522	575
Deferred income taxes	3,995	3,995

Total Current Assets	48,403	47,692
Property, plant and equipment, net	10,215	10,481
Deferred income taxes	3,003	3,122
Goodwill	6,533	6,516
Intangible assets	331	370
Other assets, net	186	185

Total Assets	$68,671	$68,366

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	3,692	$6,037
Accrued salaries and benefits	1,548	2,344
Accrued expenses	5,130	3,842

Total Current Liabilities	10,370	12,223
Accrued long-term pension liability	571	671
Other long term liabilities	676	702

Total Liabilities	11,617	13,596

Shareholders’ Equity	57,054	54,770

Total Liabilities and Shareholders’ Equity	$68,671	$68,366